UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THESECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2024 (February 2, 2024)

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40641	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

Grant-Valkaria, Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on January 30, 2023, Kaival Brands Innovations Group, Inc. (the “Company”) received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) notifying the Company that because the closing bid price for the Company’s common stock had fallen below $1.00 per share for 30 consecutive business days (from December 14, 2022 through January 17, 2023), the Company no longer complied with the minimum bid price requirement for continued listing on the Nasdaq Capital Market under Rule 5550(a)(2) of the Nasdaq Listing Rules (the “Bid Price Rule”). The notice indicated that the Company would have 180 calendar days, or until July 31, 2023, to regain compliance with the Bid Price Rule. On August 1, 2023, Nasdaq notified the Company that it had granted a 180-day extension to the Company, providing it until January 29, 2024 to comply with the Bid Price Rule.

In an effort to satisfy the Bid Price Rule, on January 22, 2024 the Company effected a reverse split of its issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”) at a ratio of 1-for-21 (the “Reverse Stock Split”). The Common Stock began trading on a post-Reverse Stock Split basis on Nasdaq on January 25, 2024. To regain compliance, the Common Stock needed to close at above $1.00 for at least ten consecutive trading days. Consequentially, the Company did not meet the January 29, 2024 compliance deadline.

On February 2, 2024, the Company received written notice from Nasdaq stating that because the Company did not regain compliance with the Bid Price Rule by January 29, 2024, Nasdaq would commence delisting proceedings on the Company at the opening of business on February 13, 2024.

As of the close of trading on February 7, 2024, as a result of the Reserve Stock Split, the Common Stock had closed at above $1.00 for ten consecutive trading days. As a result, on February 8, 2024, the Company received written notice from Nasdaq stating that the Company has regained compliance with the Bid Price Rule and the matter is now closed. The Common Stock will continue to trade on Nasdaq, subject to the Company’s compliance with Nasdaq’s listing rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 8, 2024	Kaival Brands Innovations Group, Inc.

	By:	/s/ Barry M. Hopkins
Barry M. Hopkins
Executive Chairman and Interim Chief Executive Officer and President